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                                                                Exhibit (h)(8)

                              ASSUMPTION AGREEMENT

      THIS ASSUMPTION AGREEMENT (together with each amendment, if any, thereto, this "AGREEMENT") is made as of this fifth day of August, 1998 (the "EFFECTIVE DATE") by and among National City Bank ("BANK"), a national banking association; National City Investment Management Company ("IMC"), a Michigan corporation registered as an investment advisor under the Investment Advisers Act of 1940 (the "ADVISERS ACT"); Armada Funds (the "TRUST"), a Massachusetts business trust registered as an investment company under the Investment Company Act of 1940; National Asset Management Corporation ("NAM"), a Kentucky corporation registered as an investment advisor under the Advisers Act; and SEI Fund Resources (the "ADMINISTRATOR"), a Delaware business trust.

                                  INTRODUCTION:

      WHEREAS,   I.     Bank and the Trust are parties to the following advisory
agreements (each a "PRIMARY ADVISORY AGREEMENT" and all three such agreements collectively, the "PRIMARY ADVISORY AGREEMENTS"), specifically

                        (A) an Advisory Agreement dated November 19, 1997, pursuant to which, among other things, the Trust appointed Bank to act as investment advisor to certain securities portfolios of the Trust, namely, the Armada Money Market Fund, the Armada Treasury Money Market Fund, the Armada Government Money Market Fund, the Armada Tax Exempt Money Market Fund, the Armada Pennsylvania Tax Exempt Money Market Fund, the Armada National Tax Exempt Fund, the Armada Intermediate Bond Fund, the Armada GNMA Fund, the Armada Bond Fund, the Armada Equity Growth Fund, the Armada Equity Income Fund, the Armada Ohio Tax Exempt Fund, and the Armada Pennsylvania Municipal Fund,

                        (B) an Advisory Agreement dated March 6, 1998 pursuant to which, among other things, the Trust appointed Bank to act as investment advisor to certain securities portfolios of the Trust, namely, the Armada Core Equity Fund, the Armada Enhanced Income Fund, and the Armada Total Return Advantage Fund, and

                        (C) an Advisory Agreement dated April 9, 1998 pursuant to which, among other things, the Trust appointed Bank to act as investment advisor to certain securities portfolios of the Trust, namely, the Armada International Equity Fund, the Armada Small Cap Value Fund, the Armada Small Cap Growth Fund, the Armada Equity Index Fund, the Armada Real Return Advantage Fund, the Armada Tax Managed Equity Fund, the Armada Balanced Allocation Fund, and the Armada Ohio Municipal Money Market Fund;

                 II. Bank and NAM are parties to a Sub-Advisory Agreement (the "SUB-ADVISORY AGREEMENT") dated March 6, 1998 pursuant to which, among other things, Bank


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appointed NAM to act as investment sub-advisor to certain securities portfolios of the Trust, namely, the Armada Core Equity Fund and the Armada Total Return Advantage Fund;

                 III. Bank and the Administrator are parties to a Sub-Administration Agreement (the "SUB-ADMINISTRATION AGREEMENT" and, together with the Primary Advisory Agreements and the Sub-Advisory Agreement, the "ASSIGNED AGREEMENTS") dated May 1, 1998 pursuant to which, among other things, the Administrator retained Bank to assist the Administrator in providing administrative services with respect to each securities portfolio of the Trust; and

                 IV. each signatory to this Agreement desires to effect a substitution of IMC in lieu of Bank under each of the Assigned Agreements to which that signatory is a party, subject however, to the terms and conditions of this Agreement;

      THEREFORE, in consideration of the premises, in consideration of the mutual agreements set forth in this Agreement and for other good and valuable considerations, the adequacy and receipt of which are hereby acknowledged, Bank, IMC, the Trust, NAM, and the Administrator hereby agree as follows:

1. NOVATION: PRIMARY ADVISORY AGREEMENTS. Bank hereby delegates to IMC, and IMC hereby assumes from Bank, all duties, liabilities, and obligations of Bank arising under, out of, or in connection with each of the Primary Advisory Agreements, other than any such duties or obligations performed or to have been performed prior to the Effective Date or any such liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date. Effective immediately after the assumption pursuant to the next preceding sentence, the Trust hereby releases Bank from, and hereby agrees to accept performance from IMC of, all duties, liabilities, and obligations of Bank arising under, out of, or in connection with each of the Primary Advisory Agreements, other than any such duties or obligations performed or to have been performed prior to the Effective Date or any such liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date. Bank hereby assigns to IMC, without recourse to Bank and without any representation or warranty, express or implied, in fact or by law, except any representation or warranty expressly made by Bank to IMC in this Agreement, all of Bank's rights (including, without limitation, any rights to payment of money) under, out of, or in connection with, each of the Primary Advisory Agreements, other than any such rights (including, without limitation, any rights to payment of money) arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date or any such liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date.

2. NOVATION: SUB-ADVISORY AGREEMENT. Bank hereby delegates to IMC, and IMC hereby assumes from Bank, all duties, liabilities, and obligations of Bank arising under, out of, or in connection with the Sub-Advisory Agreement, other than any such duties or obligations performed or to have been performed prior to the Effective Date or any liabilities arising out of


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or in connection with any duties or obligations performed or to have been performed prior to the Effective Date. Effective immediately after the assumption pursuant to the next preceding sentence, NAM hereby releases Bank from, and hereby agrees to accept performance from IMC of, all duties, liabilities, and obligations of Bank arising under, out of, or in connection with the Sub-Advisory Agreement, other than any such duties or obligations performed or to have been performed prior to the Effective Date or any liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date. Bank hereby assigns to IMC, without recourse to Bank and without any representation or warranty, express or implied, in fact or by law, except any representation or warranty expressly made by Bank to IMC in this Agreement, all of Bank's rights (including, without limitation, any rights to payment of money) under, out of, or in connection with, the Sub-Advisory Agreement, other than any such rights (including, without limitation, any rights to payment of money) arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date or any such liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date.

3. NOVATION: SUB-ADMINISTRATION AGREEMENT. Bank hereby delegates to IMC, and IMC hereby assumes from Bank, all duties, liabilities, and obligations of Bank arising under, out of, or in connection with the Sub-Administration Agreement, other than any such duties or obligations performed or to have been performed prior to the Effective Date or any liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date. Effective immediately after the assumption pursuant to the next preceding sentence, the Administrator hereby releases Bank from, and hereby agrees to accept performance from IMC of, all duties, liabilities, and obligations of Bank arising under, out of, or in connection with the Sub-Administration Agreement, other than any such duties or obligations performed or to have been performed prior to the Effective Date or any liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date. Bank hereby assigns to IMC, without recourse to Bank and without any representation or warranty, express or implied, in fact or by law, except any representation or warranty expressly made by Bank to IMC in this Agreement, all of Bank's rights (including, without limitation, any rights to payment of money) under, out of, or in connection with, the Sub-Administration Agreement, other than any such rights (including, without limitation, any rights to payment of money) arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date or any such liabilities arising out of or in connection with any duties or obligations performed or to have been performed prior to the Effective Date.

4. REPRESENTATIONS AND WARRANTIES. Bank hereby represents and warrants to IMC that Bank is the legal and beneficial owner of the rights being assigned by Bank pursuant to this Agreement and that such rights are free and clear of any adverse claim. Each party that is, pursuant to section 7, an intended beneficiary of any provision of this Agreement represents and warrants to each other intended beneficiary of that provision that such provision is enforceable in accordance its terms against the party so representing and warranting, subject, however, to any applicable insolvency, receivership, or bankruptcy laws and general principles of equity.


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5. PAYMENT OVER. If Bank or IMC shall receive any fee or other payment under the
Assigned Agreements or any thereof to which fee or other payment the other is, by the terms of this Agreement, entitled in whole or in part, then, and in each such case, the party receiving such fee or other payment shall, promptly following the receipt thereof, pay over to such other such fee or other payment or such part thereof to which such other is entitled.

6. WAIVERS, CONSENTS, AND AMENDMENTS. Each party to this Agreement may from time to time in its discretion grant waivers and consents in respect of this Agreement or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon that party unless set forth in a writing (which writing shall be narrowly construed) signed by that party. If the consummation of any transaction contemplated by this Agreement requires the agreement, approval, or consent of any party to this Agreement, then, and in each such case, that party's execution and delivery of this Agreement shall constitute conclusive evidence that such party has agreed to, approved of, and consented to the consummation of such transaction.

7. BINDING EFFECT. The provisions of this Agreement shall bind and benefit the parities to this Agreement and their respective successors and assigns. No duty arising by reason of this Agreement may be delegated without the prior written consent of each party to whom that duty is owed, no right arising by reason of this Agreement may be assigned without the prior written consent of each party against whom that right may be enforced, and each actual or attempted delegation or assignment in contravention of this section 7 shall be null and void AB INITIO. Except for the parties to this Agreement and their respective successors and permitted assigns, there are no intended beneficiaries of any of the provisions of this Agreement. Other than Bank, IMC, the Trust, and their respective successors and permitted assigns, there are no intended beneficiaries of section 1 of this Agreement. Other than Bank, IMC, NAM, and their respective successors and permitted assigns, there are no intended beneficiaries of section 2 of this Agreement. Other than Bank, IMC, Administrator, the Trust, and their respective successors and permitted assigns, there are no intended beneficiaries of section 3 of this Agreement. Other than Bank, IMC, and their respective successors and permitted assigns, there are no intended beneficiaries of section 5 of this Agreement or of the first sentence of section 4 of this Agreement.

8. SURVIVAL. Each representation or warranty made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement.

9. CAPTIONS. The several captions to different sections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

10. SEVERABILITY. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision.


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11. GOVERNING LAW. This Agreement shall be governed by the law (excluding conflict of laws rules) of the State of Ohio.

12. NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication to a party pursuant to this Agreement shall be in writing and shall be deemed received by that party upon the earliest to occur of

      (a) the date of that party's actual receipt thereof, regardless of the method of delivery,

      (b) the date upon which a copy of that notice, demand, or other communication, as the case may be, shall have been transmitted to the telecopier number set forth opposite that party's signature below (or any other telecopier number of which that party shall have given notice to the other parties to this Agreement after the execution and delivery of this Agreement), whether or not actually received by that party, or

      (c) the fifth (5th) day following the date upon which that notice, demand, or other communication, as the case may be, shall have been mailed by certified or registered mail to that party at the address of that party set forth opposite that party's signature below (or any other address of which that party shall have given notice to the other parties to this Agreement after the execution and delivery of this Agreement), whether or not actually received by that party.

13. INTEGRATION. This Agreement and, to the extent consistent with this Agreement, the Assigned Agreements, set forth the entire agreement of the parties to this Agreement as to the subject matter of this Agreement, and the provisions of this Agreement may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by the party alleged to have made such agreement or statement contemporaneously with or after the execution and delivery of this Agreement.

14. EXECUTION AND DELIVERY. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall, taken together, constitute but one agreement. Any party named in this Agreement may deliver an executed signature page to this Agreement by telecopier transmission to any other party, and the party so delivering that signature page shall be deemed to have executed and delivered that signature page with the intent to be bound by this Agreement.


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
Address:                                    National City Bank
  1900 East Ninth Street
  Cleveland, Ohio  44114                    By: ________________________________
  Attention:  Kathleen T. Barr
  Locator No. 2220                          Name: ______________________________
Telecopier No. (216) 771-8490
                                            Title: _____________________________


Address:                                    National City Investment Management Company
  1900 East Ninth Street
  Cleveland, Ohio  44114                    By: ________________________________
  Attention:  Robert M. Leggett
  Locator No. 2220                          Name: ______________________________
Telecopier No. (216) 575-3123
                                            Title: _____________________________


Address:                                    Armada Funds
  1965 East Sixth Street, Suite 800
  Cleveland, Ohio  44114                    By: ________________________________
  Attention:  Herbert R. Martens, Jr.
Telecopier No. (216) 575-2513               Name: ______________________________

                                            Title: _____________________________


Address:                                    National Asset Management Corporation
  101 South Fifth Street
  Louisville, Kentucky  40202               By: ________________________________
  Attention:  Stephen G. Mullins
Telecopier No. (502) 581-5105               Name: ______________________________

                                            Title: _____________________________


Address:                                    SEI Fund Resources
  One Freedom Drive
  Oaks, Pennsylvania  19456                 By: ________________________________
  Attention:  Lynda Striegel
Telecopier No. (610) 676-1040               Name: ______________________________

                                            Title: _____________________________


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